                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Landry's Seafood Restaurants, Inc.
                      ----------------------------------
               (Name of Registrant as Specified in its Charter)

                                      N/A
                      ----------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(a)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 ------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
                                                       --------------------
     3)   Filing Party:
                       ----------------------------------------------------
     4)   Date Filed:
                     ------------------------------------------------------

                      [LANDRY'S SEAFOOD RESTAURANTS LOGO]

                                 June 27, 2000

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders which will be held on August 17, 2000, at 11:00 a.m., local time, at Willie G's Seafood and Steak House, 1605 Post Oak Boulevard, Houston, Texas.

   The enclosed notice and proxy statement contain details concerning the business to come before the Annual Meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of five Directors to serve terms of offices expiring at the 2001 Annual Meeting of Stockholders. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

   The Board of Directors and Management look forward to seeing you at the Annual Meeting.

                                          Very truly yours,
                                          /s/ TILMAN J. FERTITTA
                                          Tilman J. Fertitta
                                          Chairman of the Board,
                                          President and Chief Executive
                                           Officer

                       LANDRY'S SEAFOOD RESTAURANTS, INC.
                        1400 Post Oak Blvd., Suite 1010
                              Houston, Texas 77056

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 17, 2000

                                ---------------

   Notice is hereby given that the Annual Meeting of Stockholders of Landry's Seafood Restaurants, Inc. (the "Company") will be held at Willie G's Seafood and Steak House, 1605 Post Oak Boulevard, Houston, Texas, on August 17, 2000, at 11:00 a.m., local time, for the following purposes:

  1. To elect five directors to serve a term of office expiring at the 2001 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified; and

  2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on June 20, 2000, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during regular business hours at the corporate office of the Company at 1400 Post Oak Blvd., Suite 1010, Houston, Texas 77056, for 10 days prior to the Annual Meeting.

   You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes, even if you cannot attend, and in order that the presence of a quorum may be assured at the Annual Meeting. In the event you decide to attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS
                                       /s/ STEVEN L. SCHEINTHAL
                                       Steven L. Scheinthal, Secretary

DATED: June 27, 2000

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
                        1400 Post Oak Blvd., Suite 1010
                             Houston, Texas 77056

                               ----------------

                                PROXY STATEMENT

                               ----------------

   We are mailing this Proxy Statement with the accompanying proxy card and our Annual Report to Stockholders to you on or about June 27, 2000. The enclosed proxy is solicited by the Board of Directors (the "Board") of Landry's Seafood Restaurants, Inc. (the "Company") in connection with our Annual Meeting of Stockholders to be held on August 17, 2000, and any adjournment of that meeting. The Annual Meeting will be held on August 17, 2000, at 11:00 a.m., local time, at Willie G's Seafood and Steak House, 1605 Post Oak Boulevard, Houston, Texas.

                               ----------------

                       GENERAL INFORMATION ABOUT VOTING

                               ----------------

WHO CAN VOTE?

   If you are a holder of our Common Stock on our records at the close of business on June 20, 2000 (the "Record Date" for the Annual Meeting), you are entitled to vote at the Annual Meeting. On the Record Date, we had 23,784,925 shares of Common Stock issued and outstanding, exclusive of treasury shares. Each issued and outstanding share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting and can be voted only if the owner of record is present to vote or is represented by proxy.

HOW ARE VOTES COUNTED?

   The holders of a majority in interest of all stock issued, outstanding and entitled to vote are required to be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are treated in the same manner as shares present or represented at the Annual Meeting for purposes of determining the existence of a quorum.

   The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required to elect Directors.

   The total number of votes that are cast "for" a proposal will determine whether the proposal is adopted. Abstentions are counted in determining the total number of votes cast. While not counted as votes "for" or "against" a proposal, abstentions have the same effect as votes against a proposal. Broker non-votes are not counted in determining the number of votes cast. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter. The broker will indicate this on the proxy card.)

   In voting for the election of Directors, you may cast your vote in favor or against, but you may not specify an abstention.

WHAT HAPPENS IF I VOTE BY PROXY?

   If you sign, date and return the enclosed proxy card in time for the Annual Meeting and do not subsequently revoke it, your shares will be voted in accordance with your instructions as marked on the proxy card. If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your shares will be voted FOR the matters numbered (1) and (2) on the proxy card. We are not aware of any matter to be considered at the Annual Meeting other than those referred to in this Proxy Statement. If any other business should properly come before the Annual Meeting, the persons named in the proxy card will vote according to their best judgment.

CAN I REVOKE MY PROXY CARD INSTRUCTIONS?

   You may revoke your proxy at any time before it is exercised by returning to us another properly signed proxy card representing your shares and bearing a later date, delivering a written revocation letter to Steven L. Scheinthal, Secretary of the Company, or by attending the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Mr. Scheinthal's mailing address is Landry's Seafood Restaurants, Inc., 1400 Post Oak Blvd., Suite 1010, Houston, Texas 77056.

   Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

WHAT DO I NEED TO DO IF I PLAN TO ATTEND THE ANNUAL MEETING?

   If you are a holder of record of shares of Common Stock and you plan to attend the Annual Meeting, you need only bring a form of personal identification with you in order to be admitted to the Annual Meeting. If you are not a record holder of shares but hold our Common Stock through a bank or broker, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you hold your shares through a broker or bank and want to vote in person at the Annual Meeting, you will need to contact the registered holder of your shares and obtain a proxy in your name from that registered holder.

WHO PAYS THE EXPENSES OF THIS SOLICITATION?

   We bear the cost of preparing, assembling and mailing the Notice, Proxy Statement and proxy card for the Annual Meeting. In addition to such solicitation and solicitation by use of the mails, our employees may solicit proxies by personal interview, by telephone or by other means of communication, without any additional compensation. We will also provide persons, firms, banks and corporations holding shares in their names, or in the names of their nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to the beneficial owners and we will reimburse the record holders for their reasonable expenses in transmitting those materials.

                       PROPOSAL I--ELECTION OF DIRECTORS

   The Board of Directors has fixed the number of directors at five, pursuant to the By-laws of the Company. As of the date of this Proxy Statement, the Board of Directors consists of five members each of which has consented to stand for re-election. Each nominee will serve until the 2001 Annual Meeting of the Company's stockholders or until their respective successors are duly elected and qualified. A majority of shares present at the Annual Meeting is required to be cast in favor of a nominee for the election of each of the nominees listed below. At the Annual Meeting, the Common Stock represented by proxies, unless otherwise specified, will be voted for the election of the five nominees hereinafter named.

   Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if that situation arises prior to the Annual Meeting, the persons named in the enclosed form of Proxy will vote for a substitute nominee in accordance with their best judgment.

   The following information is set forth with respect to the persons nominated for election as a director.

                  Nominees for Election at the Annual Meeting

                                                                DIRECTOR  TERM
                           NAME                             AGE  SINCE   EXPIRES
                           ----                             --- -------- -------
Tilman J. Fertitta (3)(4)..................................  42   1993    2000
Steven L. Scheinthal (3)...................................  38   1993    2000
Paul S. West (3)...........................................  41   1994    2000
James E. Masucci (1)(2)....................................  67   1993    2000
Joe Max Taylor (1)(2)(4)...................................  67   1993    2000

--------
(1)  Member of Audit Committee
(2)  Member of Compensation and Stock Option Committee
(3)  Member of Executive Committee
(4)  Member of Nominating Committee

   Mr. Fertitta has served as President and Chief Executive Officer of the Company since 1987. In 1988, he became the controlling stockholder and assumed full responsibility for all of the Company's operations. Prior to serving as President and Chief Executive Officer of the Company, Mr. Fertitta devoted his full time to the control and operation of a hospitality and development company. Mr. Fertitta serves on the boards of the Houston Livestock Show and Rodeo, Space Center Houston, the Children's Museum of Houston, The Greater Houston Convention and Visitor's Bureau, the Crohn's and Colitis Foundation, the Better Business Bureau of Houston, and the Childress Foundation.

   Mr. Scheinthal has served as Vice President of Administration, General Counsel and Secretary to the Company since September 1992. He devotes a substantial amount of time to lease and contract negotiations and is primarily responsible for the Company's compliance with all federal, state and local ordinances. Prior to joining the Company, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented the Company for approximately five years before joining the Company. He has been licensed to practice law in the state of Texas since 1984.

   Mr. West has served as Vice President of Finance and Chief Financial Officer of the Company since June 1993. Prior to joining the Company, Mr. West was a senior manager at Deloitte & Touche and a leader of their Restaurant/Entertainment Advisors Group in Dallas, Texas. He was responsible for numerous restaurant audits and performed the annual restaurant industry operations survey and study on behalf of the National Restaurant Association and many state restaurant associations. Mr. West had been engaged in public accounting and auditing since 1981, and has been a certified public accountant since 1983.

   Mr. Masucci is self-employed as an advertising consultant. From 1956 until June 1996 he was employed by Capital Cities/ABC ("ABC"). His last position with ABC was as President and General Manager of KTRK-TV, an ABC owned station in Houston, Texas, a position he held from August 1990 to June 1996. Prior to serving as President, Mr. Masucci served in various executive positions with KTRK-TV and has served as Division Vice President and Vice President of the Broadcast Division of ABC.

   Mr. Taylor is a director and member of the Executive Committee of American National Insurance Company, a publicly traded insurance company. He also serves on the Board and Audit Committee of the Transitional Learning Center of Galveston and is President and a member of the Executive Committee of Moody Gardens, Inc., which operates a public resort and entertainment facility in Galveston, Texas. Mr. Taylor is also the chief law enforcement administrator for Galveston County, Texas and serves on the Galveston County Pre-Trial Board as well as the Board of Directors of Harbourview Care Center.

   There were seven meetings of the Board of Directors held during 1999. All of the current Board members attended 75% or more of the meetings of the Board and committees of the Board on which they were members.

   The Board of Directors recommends that stockholders vote "FOR" each nominee for the Board of Directors.

                              EXECUTIVE OFFICERS

   In addition to Messrs. Fertitta, Scheinthal and West, for which information is provided above, the following person is an executive officer of the Company.

                     NAME                    AGE           POSITION
                     ----                    ---           --------
   Richard E. Ervin........................   44 Vice President of Restaurant
                                                 Operations

   Mr. Ervin has served as Vice President of Restaurant Operations since 1991. Prior to that time, he was the Vice President of Internal Controls and Director of Beverage Operations. He has 16 years of experience in high volume, multi-unit food and beverage operations. His experience includes new restaurant development and employee training programs.

                     COMMITTEES OF THE BOARD OF DIRECTORS

   The Company has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee. The Executive Committee has and may exercise all of the authority of the Board of Directors with respect to the management of the Company's business, except with respect to certain specified matters that by law, the Articles of Incorporation or By-Laws must be approved by the entire Board of Directors. The Executive Committee met six times during 1999. All actions taken by the Executive Committee were ratified unanimously by the Board of Directors. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent accountants the corporate accounting practices and policies and recommending to whom reports should be submitted within the Company, (iii) reviewing with the independent accountants their final report, (iv) meeting with internal and independent accountants during the year for consulting purposes. The Audit Committee met on two occasions in 1999. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met on two occasions in 1999. The Stock Option Committee grants options under the Company's Stock Option Plans and also determines whether additional options should be granted to deserving key employees. The Stock Option Committee met on two occasions in 1999. The Nominating Committee selects appropriate candidates to be recommended to the full Board of Directors and the stockholders for election as directors. The Nominating Committee met once during 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. The Company believes, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required and that during the preceding fiscal year all of the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements, except that Mr. Taylor and Mr. Masucci failed to timely file a Form 4 required to be filed during 1999. Such reports have been filed with the SEC.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Company's Common Stock by (a) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock, (b) each director and nominee for director of the Company, (c) each executive officer named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The address of each of Messrs. Fertitta, Scheinthal, West, Ervin, Masucci and Taylor, and Hospitality Entertainment, L.L.C. ("Hospitality") is 1400 Post Oak Blvd., Suite 1010, Houston, Texas 77056.

                                                                 SHARES
                                                              BENEFICIALLY
                                                                  OWNED
                                                            -----------------
                 NAME OF BENEFICIAL OWNER                    NUMBER   PERCENT
                 ------------------------                   --------- -------
Tilman J. Fertitta(1)(3)(4)................................ 5,950,000  24.2%

Steven L. Scheinthal(2)....................................   188,167     *

Paul S. West(2)............................................   234,767     *

James E. Masucci(2)........................................    16,000     *

Joe Max Taylor(2)..........................................     8,000     *

Richard E. Ervin(2)........................................   109,001     *

Hospitality Entertainment, L.L.C.(3)....................... 2,090,000   8.8%

High Rock Capital LLC(4)................................... 1,755,400   7.4%
 28 State Street, 18th Floor
 Boston, Massachusetts 02109

Perkins Wolf McDonnel & Company(4)......................... 1,519,520   6.9%
 53 W. Jackson Boulevard, Suite 722
 Chicago, Illinois 60604

Dimensional Fund Advisors Inc.(4).......................... 1,454,914   6.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

All officers, directors and nominees as a group(5)
 (6 persons)............................................... 6,505,935  25.9%

--------
 * Less than 1%.
(1) Includes 850,000 shares subject to options which are exercisable within 60 days of the Record Date and 2,090,000 shares owned of record by Hospitality. Mr. Fertitta has a 90% Record ownership interest in Hospitality (his wife owns the remaining 10%) and thus controls Hospitality. Mr. Fertitta is deemed to share voting and dispositive power with Hospitality with respect to such 2,090,000 shares.
(2)  Includes 157,667, 155,667, 16,000, 8,000, and 102,001 shares subject to options, respectively for the persons named in the above table, which are exercisable within 60 days of the Record Date.
(3) Hospitality is the record owner of 2,090,000 shares or 8.4% of the Company's Common Stock. Mr. Fertitta has a 90% interest membership interest in Hospitality (his wife owns the remaining 10%) and is deemed to share voting and dispositive power with Hospitality with respect to such 2,090,000 shares.
(4) The information set forth herein has been compiled from filings made with the SEC on Schedules 13-G dated as of February 15, 14 and 3, 2000 respectively. In each case, the named entity possesses sole or shared beneficial ownership of the shares listed.
(5) Includes 1,289,335 shares subject to options for all officers and directors as a group which are, or will become, exercisable within 60 days of the Record Date.

                            EXECUTIVE COMPENSATION

   The following table sets forth in summary, compensation paid by the Company and its subsidiaries for the year ended December 31, 1999 to executive officers of the Company whose cash compensation exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                             ANNUAL COMPENSATION   COMPENSATION
                                           ----------------------- ------------
                                                                    SECURITIES
                                                            BONUS   UNDERLYING
       NAME AND PRINCIPAL POSITION         YEAR SALARY ($) ($)(1)  OPTIONS (#)
       ---------------------------         ---- ---------- ------- ------------
Tilman J. Fertitta (3).................... 1999  585,000   315,000         0
 President and Chief Executive Officer     1998  578,142         0   900,000
                                           1997  525,000   325,000   750,000

Steven L. Scheinthal (2).................. 1999  188,461   115,000         0
 Vice President of Administration,         1998  182,788         0   200,000
  Secretary and General Counsel            1997  165,000   125,000    75,000

Paul S. West (2).......................... 1999  180,000   115,000         0
 Vice President of Finance and Chief       1998  177,692         0   200,000
  Financial Officer                        1997  160,000   125,000    75,000


Richard E. Ervin (2)...................... 1999  131,723    75,000         0
 Vice President of Restaurant Operations   1998  117,981         0   125,000
                                           1997  105,000    75,000    50,000

--------
(1) Bonuses were paid in the year after date indicated in table to reflect accomplishments in the year indicated.
(2) These executive officers received personal benefits in addition to salary. However, the Company has concluded that the aggregate amount of such personal benefits do not exceed the lesser of $50,000 or 10% of annual salary and bonus reported for each such executive.
(3)  Mr. Fertitta received expense reimbursements totaling $74,000.

   The following table provides details regarding stock options granted in 1999 to executive officers named in the Summary Compensation Table. In addition, in accordance with SEC rules, the hypothetical gains are shown that would exist for the respective options based on assumed rates of annual compounded growth in the stock price of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the options are exercised.

                             OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                         ----------------------------------------    POTENTIAL REALIZABLE
                                      % OF                             VALUE AT ASSUMED
                           NO. OF     TOTAL                            ANNUAL RATES OF
                         SECURITIES  OPTIONS                             STOCK PRICE
                         UNDERLYING  GRANTED                           APPRECIATION FOR
                          OPTIONS      TO     EXERCISE                   OPTION TERM
                         GRANTED IN EMPLOYEES   PRICE  EXPIRATION    --------------------
          NAME              1999     IN 1999   ($/SH)     DATE           5%($)   10%($)
          ----           ---------- --------- -------- ----------        -----   ------
Tilman J. Fertitta......    -0-          0%     N/A        --              --      --
Steven L. Scheinthal....    -0-          0%     N/A        --              --      --
Paul S. West............    -0-          0%     N/A        --              --      --
Richard E. Ervin........    -0-          0%     N/A        --              --      --




   The following table shows the number of shares acquired upon exercise of stock options in 1999, the value realized and the number of shares covered by both exercisable and unexercisable stock options held by executive officers named in the Summary Compensation Table at December 31, 1999. Also reported are the value for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the price of the Common Stock as of December 31, 1999.

               AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                         VALUE OF UNEXERCISED
                          SHARES               NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                         ACQUIRED   VALUE     OPTIONS AT END OF 1999       AT END OF 1999(1)
                            ON     REALIZED  ------------------------- -------------------------
          NAME           EXERCISE    ($)     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- ---------- ----------- ------------- ----------- -------------
Tilman J. Fertitta...... 900,000  $2,418,750   800,000      100,000      $   -0-     $    -0-
Steven L. Scheinthal....      --          --    66,000      250,000      $   -0-     $537,500
Paul S. West............      --          --    64,000      250,000      $   -0-     $537,500
Richard E. Ervin........      --          --    41,667      160,333      $16,125     $335,938

--------
(1) The values were determined on the basis of the closing Common Stock price of $8.6875 on December 31, 1999, and equals the aggregate amount by which the market value of the option shares exceeded the exercise price of outstanding options.

                           COMPENSATION OF DIRECTORS

   Directors of the Company who are not executive officers received Director's fees of $18,000 per year, plus the expenses incurred by them on behalf of the Company in 1999. Non-employee Directors also receive $1,000 for each Audit, Compensation, Building and Stock Option Committee meeting they attend. Each current non-employee director has received stock options to acquire shares of Common Stock under the Company's Non-Qualified Formula Stock Option Plan for Non-Employee Directors (the "Non-Employee Director's Plan"). The Non-Employee Director's Plan provides for the granting of nonqualified stock options to non-employee directors of the Company. Pursuant to the Non-Employee Director's Plan, 80,000 shares of Common Stock are reserved for issuance to eligible non-employee directors of the Company or its subsidiaries. The Non-Employee Director's Plan is administered by the President of the Company and requires that the purchase price under each option must not be less than 100% of the fair market value (as defined in the Non-Employee Director's Plan) of the Common Stock at the time of the grant of the option. Full payment for shares purchased upon exercise of an option must be made at the time of exercise and no shares may be issued until full payment is made. Options granted pursuant to the Non-Employee Director's Plan generally vest in five installments beginning no earlier than the first anniversary of the date of grant, and the options expire ten years from the grant date. The Non-Employee Director's Plan provides that an option agreement may include a provision for permitting an optionee the right to deliver previously owned shares of Common Stock in partial or full payment for shares to be purchased upon exercise of an option. In 1995, the Director's Plan was amended to provide that each non-employee director who received a grant of an option on the date such person was elected a director would receive an additional option in the amount of 2,000 shares each time such person was elected for an additional term as a director. Pursuant to the Non-Employee Director's Plan, each current non-employee director initially received an option to purchase 10,000 shares of Common Stock at $6 per share and received options to purchase an aggregate of 8,000 shares at any average price of $20.96 upon their re-elections in 1995 through 1998. In 1999, they received options to acquire 2,000 shares at a price of $7.69 per share. In 1999, in connection with their positions as Director as well as their functions as members of Committees of Non-Employee Independent Directors, Messrs. Masucci and Taylor were each paid $45,000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   In August 1993, the Board of Directors established a Compensation Committee to review and approve the compensation levels of members of management, evaluate the performance of management, consider management succession and consider any related matters for the Company. The Committee is charged with reviewing with the Board of Directors in detail all aspects of compensation for the executive officers of the Company.

   The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include creating and preserving strong financial performance, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value, and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing regional geographic and overall industry market conditions.

   The available forms of executive compensation include base salary, cash bonus awards and stock options. Each component is intended to serve the Compensation Committee's philosophy; however, performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. An additional objective of the Compensation Committee has been to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its key employees in an effort to further instill stockholder considerations and values in the actions of all the key employees and executive officers.

   In furtherance of the Company's compensation philosophy and goal of employing, retaining and rewarding its executives who have demonstrated a desire and ability to lead the Company in the pursuit of its business objectives, the Company entered into Personal Service and Employment Agreements with the CEO and with Steven L. Scheinthal, Paul S. West and Richard E. Ervin (Messrs. Scheinthal, West and Ervin are collectively referred to as the "Additional Executives"). The employment agreements, which are discussed in more detail below, became effective as of January 1, 1998 and established the framework for the initial base salary payable to the CEO and each of the Additional Executives in 1999, established the number of options available to the CEO and each of the Additional Executives, and further provided for additional bonus awards under any bonus programs established by the Company and/or, based upon merit and Company performance, from the Compensation Committee. The employment agreements also provided for certain additional executive benefits and perquisites to be provided to each of the CEO and the Additional Executives.

   The employment agreements established the initial salary payable in 1998 for the CEO and each of the Additional Executives. Each executive officer's salary is thereafter reviewed at least annually and was reviewed in 1999. In establishing the initial salary payable to the CEO and the Additional Executives, the Compensation Committee considered a number of factors. The factors included a review and evaluation of the compensation and salary levels for similar level executives for other comparable companies in the industry, the achievement of specified business objectives during the prior fiscal years including progress made by the Company in increasing the number of restaurants, improving revenues, income and operating cash flows and progress made by the Company in product development and improvements in customer satisfaction. Based upon such considerations, the Compensation Committee determined the following 1999 fiscal base salary levels to be fair and appropriate for the CEO and Additional Executives taking into consideration the level of salary compensation paid to the other officers of the Company and the salaries payable to other similarly situated executives at the Company's industry peers: Mr. Fertitta-$585,000; Mr. Scheinthal-$190,000; Mr. West- $180,000; and, Mr. Ervin-$135,000.

                            COMPENSATION COMMITTEE

                               James E. Masucci
                                Joe Max Taylor

                               ----------------

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. The members of the Compensation Committee had no other relationships with the Company requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served as a director of the Company.

            EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

   The Company has entered into Personal Service and Employment Agreements with the CEO and each of the Additional Executives which set forth the general terms and conditions of their employment for the period commencing January 1, 1998 through December 31, 2002. Each of the executives has the right to voluntarily terminate his employment upon 90 day's notice. Terms used herein are defined in each Executive's specific contract.

   Pursuant to the terms and provisions of the Personal Service and Employment Agreement between the Company and Mr. Fertitta (the "CEO's Agreement"), Mr. Fertitta has agreed to serve as President and Chief Executive Officer of the Company through December 31, 2002, and is subject to automatic five-year extensions. The CEO's Agreement provides that Mr. Fertitta will devote substantially all of his time and attention to the business and affairs of the Company and will receive, among other things, an annual base salary in an amount not less than $585,000, annual cash bonuses in amounts determined by the Compensation Committee, and stock options covering at least 900,000 shares which were granted with an exercise price of $6.00 per share and were exercised in 1999. Mr. Fertitta is also entitled to a split-dollar life insurance policy and certain other benefits and perquisites, including use of a Company automobile and other transportation facilities, certain memberships, and matching charitable contributions. However, such split-dollar life insurance was not obtained for Mr. Fertitta during 1999.

   In the event Mr. Fertitta's employment is terminated as a result of his death or disability (as defined in the CEO's Agreement), he, or his legal representative, will be entitled to receive all compensation he would otherwise have been entitled to receive throughout the remaining term of the employment period as well as other death or disability benefits provided by the Company. In addition, any stock options shall immediately vest. In the event Mr. Fertitta's employment is terminated (i) by him other than for Good Reason, or (ii) by the Company for Cause, Mr. Fertitta will receive all accrued compensation and other amounts owed to him as of the date of termination. In the event Mr. Fertitta's employment is terminated (i) by the Company other than for Cause, (ii) by Mr. Fertitta for Good Reason or (iii) after a Change in Control, Mr. Fertitta will be entitled to receive; (a) a lump sum payment of $3,000,000 in consideration of his agreement not to compete with the Company, (b) an amount equal to two years' base salary, (c) an additional lump sum payment in lieu of the split-dollar life insurance policy, and (d) a continuation of certain other employee benefits.

   The provisions of the Personal Service and Employment Agreements of the Additional Executives (the "Additional Executive Agreements") are substantially similar, differing only with respect to the specific amounts or value of certain items of compensation to which each additional Executive is entitled. Under the Additional Executive Agreements, the Additional Executives will receive the following minimum annual base salaries: Mr. Scheinthal- $185,000; Mr. West-$180,000; and Mr. Ervin-$120,000. Each Additional Executive is entitled to split-dollar life insurance, matching charitable contributions and certain other benefits and perquisites in addition to those made available to the Company's management generally. The Additional Executives were also granted stock options for the following number of shares: Mr. Scheinthal-200,000 shares; Mr. West-200,000 shares; and Mr. Ervin-125,000 shares at an exercise price of $6.00 per share.

   In the event an Additional Executives' employment is terminated as a result of his death or disability, he, or his legal representative, will receive his base salary throughout the remainder of the term, as well as benefits provided by the Company. In addition, any stock options that the Additional Executive received will immediately vest. In the event an Additional Executive's employment is terminated (i) by him other than for Good Reason or (ii) by the Company for Cause, the Additional Executive shall only be entitled to receive accrued compensation and unpaid expenses through his termination date. In the event an Additional Executive's employment is terminated by the Company other than for Cause, the Additional Executive shall be entitled to receive, his base salary for a period of twelve months and maintenance of all insurance benefits. In the event any Additional Executive's employment is terminated following a Change in Control, the Additional Executive will: (i) receive a lump sum payment in consideration of his agreement not to compete in the following respective amounts: Mr. Scheinthal-$1,500,000; Mr. West-$1,500,000 and Mr. Ervin-$750,000, (ii) receive those benefits as he would have otherwise been entitled to receive had he been terminated by the Company other than for Cause, (iii) have all stock options not yet vested immediately vest, and (iv) receive a continuation of certain other employee benefits.

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the previous Report of the Compensation Committee of Landry's Seafood Restaurants, Inc. on Executive Compensation shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

   The following line graph compares the Company's cumulative total stockholder return with the cumulative total stockholder return of the Dow Jones Global Index and the Dow Jones Restaurant Index for the period from January 1, 1995 through December 31, 1999, assuming in each case an initial investment of $100 on January 1, 1995:

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG LANDRY'S SEAFOOD RESTAURANTS, INC., DOW JONES GLOBAL
                     INDEX, AND DOW JONES RESTAURANT INDEX



                             [Graph Appears Here]

                          01/01/95 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
                          -------- -------- -------- -------- -------- --------
Dow Jones Global Index..    100      134      162      213      270      321
Dow Jones Restaurant....    100      142      143      147      221      217
Landry's Seafood
 Restaurants, Inc.......    100      120      151      169       53       61

                             CERTAIN TRANSACTIONS

   The policy of the Company is, to the extent practicable, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. In any event, any such transactions will be entered into on terms no less favorable to the Company than could be obtained from third parties, and such transactions will be approved by a majority of the disinterested directors of the Company.

   Effective January 1, 1996, the Company entered into a Consulting Service Agreement (the "Agreement") with Fertitta Hospitality, LLC ("Fertitta Hospitality"), which is jointly owned by Mr. Fertitta and his wife. Pursuant to the Agreement, the Company provides limited services to Fertitta Hospitality with respect to management and operational matters, administrative, personnel and transportation matters. The Company receives a fee of $2,500 per month under the Agreement plus the reimbursement of all out-of-pocket expenses and such additional compensation as may be agreed upon. The Agreement provides for a one-year term which is automatically renewed unless either party terminates the Agreement upon 30 days' written notice to the other party. The Consulting Services Agreement was entered into between related parties and was not the result of arm's-length negotiations. Accordingly, the terms of this transaction may have been more or less favorable to the Company than might have been obtained from unaffiliated third parties. The Company believes that the terms of the transaction were at least as favorable to the Company as that which could have been obtained in arm's-length transactions with an unaffiliated party.

   In 1998, the Company entered into an agreement with Loop 610 Venture, L.L.C. ("Loop 610 Venture"), a company wholly-owned by the CEO, whereby the Company would sell to Loop 610 Venture a four-acre undeveloped tract of land at a third-party appraised value of approximately $5,360,000 (approximately $700,000 more than the original purchase price paid by the Company), and Loop 610 Venture would construct an office building and retail establishments on the land. In 1999, the Company entered into a ground lease agreement with Loop 610 Venture for approximately one-third of the undeveloped land so that Loop 610 Venture could develop a retail facility. The ground lease is for a term of five years with one option renewal period. Under the terms of the ground lease, Loop 610 Venture agreed to pay the Company base rent and pro-rata real property taxes and insurance in the amount of approximately $16,000 per month. In April 2000, the agreement with Loop 610 Venture was terminated, and Loop 610 Venture received an option to acquire, at various defined prices, all or certain designated portions of land for expansion of its retail facility or for warehouse usage. As part of the termination agreement the ground lease has remained in place, and the Company has contracted on its own behalf for construction of an office building on its land to be utilized as the Company's corporate headquarters.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's independent public accountants for the fiscal year ended December 31, 1999, were, and for the fiscal year ending, December 31, 2000, will be, the firm of Arthur Andersen LLP. It is anticipated that one or more representatives of such firm will attend the Annual Meeting. Such representatives will be given an opportunity to make statements at the Annual Meeting, if they so desire, and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

   Any stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders for inclusion in the Proxy Statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than February 24, 2001. The Company will not be required to include in its proxy statement or form of proxy a stockholder proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

   The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

   If any other matters shall come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the Annual Meeting.

                                   FORM 10-K

   The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to Steven L. Scheinthal, Secretary, Landry's Seafood Restaurants, Inc., 1400 Post Oak Boulevard, Suite 1010, Houston, Texas 77056. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request therefore addressed to Mr. Scheinthal.

   EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                       By Order of the Board of Directors,


                                       /s/ STEVEN L. SCHEINTHAL
                                       -------------------------------------
                                       Steven L. Scheinthal,
                                       Secretary

June 27, 2000

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Tilman J. Fertitta, Steven L. Scheinthal and Paul S. West or any of them, with power of substitution of each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Landry's Seafood Restaurants, Inc., to be held at Willie G's Seafood and Steak House, 1605 Post Oak Blvd., Houston, Texas 77056, on August 17, 2000, at 11:00 a.m., and any adjournment or adjournments thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.

    To vote in accordance with the Board of Directors' recommendations, just sign the reverse side; no boxes need be checked.

                 (Continued and to be signed on reverse side)

                        Please date, sign and mail your
                      proxy card back as soon a possible!

                        Annual Meeting of Stockholders
                      LANDRY'S SEAFOOD RESTAURANTS, INC.

                                August 17, 2000

                Please Detach and Mail in the Envelope Provided

[X] Please mark your
    votes as in this
    example.

1.  Election of        FOR       AGAINST
    Directors          [_]        [_]       Nominees:   Tilman J. Fertitta
                                                        Steven L. Scheinthal
                                                        Paul S. West
                                                        James E. Masucci
                                                        Joe Max Taylor

For all nominees except as notes below:

[_] __________________________________________________________________________

2. In their discretion, upon such other matters as properly come before the meeting.

    When properly executed, this proxy will be voted as designated hereon by the undersigned. If no choice is specified, the proxy will be voted "FOR" the election of all nominees for Director listed hereon and, according to the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

                   PLEASE DO NOT FOLD OR MUTILATE THIS CARD

    NOTE: Please sign exactly as your name appears on this card. On joint accounts, each joint holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

    Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

SIGNATURE ___________________________________ DATE _______________, 2000

SIGNATURE ___________________________________ DATE _______________, 2000

H-195773.4